As filed with the Securities and Exchange Commission on November 10, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Celera Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-2028576
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

1401 Harbor Bay Parkway, Alameda, CA 94502

(Address of Principal Executive Offices)( Zip Code)

2008 Stock Incentive Plan

(Full Title of the Plan)

Kathy Ordoñez President and Chief Executive Officer Celera Corporation 1401 Harbor Bay Parkway Alameda, CA 94502 (510) 749-4200	Copy to: Christopher Kaufman, Esq. Tad Freese, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 463-2606

(Name and Address of Agent For Service)(Telephone number, including area code, of agent of service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting Company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.01 per share:	20,000,000	$12.48	$249,600,000	$9,809.28

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)	Represents 20,000,000 shares of common stock available for issuance upon the exercise of options and awards under the 2008 Stock Incentive Plan as of November 7, 2008.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act based on (i) 229,500 options currently issued under the 2008 Stock Incentive Plan with an average weighted average exercise price of $12.7485, and (ii) the average of the high ($12.87) and low ($12.08) prices for the Registrant’s Common Stock reported by the Nasdaq Capital Market on November 5, 2008.

PART I

The Registrant is not filing or including in this Form S-8 the information called for in Part I of the Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Item 3.	Incorporation of Documents by Reference.

The SEC allows the Registrant to “incorporate by reference” the information the Registrant files with them, which means that the Registrant can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. The Registrant hereby incorporates by reference into this registration statement the following documents previously filed with the SEC:

(a)	The Registrant’s latest Annual Report on Form 10-K for the fiscal year ended June 30, 2008, filed with the SEC on September 8, 2008;

(b)	The Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2008, filed with the SEC on November 10, 2008;

(c)	The Current Reports on Form 8-K, filed the SEC on July 8, 2008, July 31, 2008 and August 25, 2008; and

(d)	The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (Registration No. 001-34116), filed by the Registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on June 30, 2008, including any amendments or reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

You may request a copy of these filings, at no cost, by writing or telephoning the Registrant at:

Celera Corporation

1401 Harbor Bay Parkway

Alameda, CA 94502

(510) 749-4200

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the amended and restated certificate of incorporation and the amended and restated by-laws of Celera Corporation, a Delaware corporation (the “Registrant”).

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

Article SIXTH of the Registrant’s amended and restated certificate of incorporation provides for the indemnification of its directors and officers to the fullest extent permitted by law.

The indemnification permitted under the DGCL is not exclusive, and pursuant to Section 145 of the DGCL, a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute. The directors and officers of the Registrant are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933 that might be incurred by them in such capabilities and against which they cannot be indemnified by the Registrant. In addition, Applied Biosystems Inc. (formerly Applera Corporation) has agreed to maintain an insurance policy for directors, officers and employees of Applied Biosystems Inc. (formerly Applera Corporation), the Registrant, and their respective subsidiaries for losses relating to the split-off, the redemption and/or the registration statement on Form S-1 filed with the SEC on June 19, 2008.

Under separate indemnification agreements with Applied Biosystems Inc. (formerly Applera Corporation), each director of the Registrant is indemnified to the fullest extent permitted by law against all liabilities relating to his or her service as a director of Celera Corporation, arising out of or relating to or resulting from the split-off, the redemption and/or the registration statement of Form S-1 filed with the SEC on June 19, 2008. Under the separation agreement, the Registrant will be required to indemnify Applied Biosystems Inc. (formerly Applera Corporation) for one-half of any amounts paid by Applied Biosystems Inc. (formerly Applera Corporation) pursuant to such indemnification agreements.

In addition, the Registrant has entered into separate indemnification agreements with each of its directors, under which each director is indemnified to the fullest extent of the law against claims and expenses arising from their service as a director on behalf of the Registrant.

Section 102(b)(7) of the DGCL allows a Delaware corporation to eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Pursuant to Section 102(b)(7) of the DGCL, Article SIXTH of the Registrant’s amended and restated certificate of incorporation eliminates a director’s personal liability for monetary damages to the Registrant and its stockholders arising from a breach or alleged breach of a director’s fiduciary duty except for liability under Section 174 of the Delaware General Corporation Law, for liability for any breach of the director’s duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or for any transaction which the director derived an improper personal benefit.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number

4.1*	2008 Stock Incentive Plan

5.1	Opinion of Latham & Watkins, LLP

23.1	Consent of Latham & Watkins, LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1	Powers of Attorney (included on the signature page of this registration statement).

*	Incorporated by reference to Exhibit 10.29 of the Registrant’s Registration Statement on Form S-1 (333-149457) filed June 16, 2008.

Item 9.	Undertakings.

The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set for the in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

[Signature Page Follows]

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on this 10th day of November, 2008.

Celera Corporation

By:	/s/ Kathy Ordoñez
Kathy Ordoñez Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kathy Ordoñez and Joel R. Jung, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ Kathy Ordoñez Kathy Ordoñez	Chief Executive Officer and Director (Principal Executive Officer)	November 10, 2008

/S/ Joel R. Jung Joel R. Jung	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	November 10, 2008

/S/ William G. Green William G. Green	Director and Chairman of the Board of Directors	November 10, 2008

/S/ Richard H. Ayers Richard H. Ayers	Director	November 10, 2008

/S/ Jean-Luc Bélingard Jean-Luc Bélingard	Director	November 10, 2008

/S/ Peter B. Hutt Peter B. Hutt	Director	November 10, 2008

/S/ Gail K. Naughton Gail K. Naughton	Director	November 10, 2008

/S/ Bennett M. Shapiro Bennett M. Shapiro	Director	November 10, 2008

Exhibit Index

Exhibit Number

4.1*	2008 Stock Incentive Plan

5.1	Opinion of Latham & Watkins, LLP

23.1	Consent of Latham & Watkins, LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1	Powers of Attorney (included on the signature page of this registration statement).

*	Incorporated by reference to Exhibit 10.29 of the Registrant’s Registration Statement on Form S-1 (333-149457) filed June 16, 2008.